Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-249890

PROSPECTUS

TATTOOED CHEF, INC.

39,296,816 Shares of Common Stock
129,035 Warrants to Purchase Common Stock

The Selling Securityholders (defined below) named in this prospectus may offer and sell from time to time up to 39,296,816 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to 129,035 shares of common stock, consisting of:

●	up to 2,503,539 Founders Shares (defined below) issued in a private placement to the Sponsor (defined below) and subsequently distributed to the Sponsor’s members;

●	up to 129,035 Private Placement Warrants to purchase shares of common stock issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members;

●	up to 129,035 shares of common stock issuable upon exercise of the Private Placement Warrants;

●	up to 775,000 shares of common stock issued to principals of our financial advisor; and

●	up to 35,889,242 shares of common stock held by other Selling Securityholders.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or warrants (collectively, the “securities”), except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or warrants. See “Plan of Distribution” beginning on page 4 of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock is listed on The Nasdaq Capital Market (“NASDAQ”) under the symbol “TTCF”. On October 19, 2021, the last sale price of our common stock as reported on NASDAQ was $17.69 per share.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under which the Selling Securityholders may, from time to time, offer and sell, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the registration statement to sell shares of common stock or warrants, in each case up to the amounts set forth in the section entitled “Selling Securityholders”, from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock and/or warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, together with the information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

All references in this prospectus to “Tattooed Chef,” the “Company,” “we,” “us,” “our,” or similar references refer to Tattooed Chef, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

SELECTED DEFINITIONS

In this document:

“BofA” means BofA Securities, Inc.

“Business Combination” means the business combination between Ittella Parent and Forum, consummated on October 15, 2020.

“Closing” means the closing of the Business Combination.

“Forum” means Forum Merger II Corporation, which was our name prior to the Business Combination.

“Forum IPO” or “IPO” means Forum’s initial public offering.

“Founders Shares” means 5,000,000 Class B common stock of Forum owned by Sponsor which, upon the closing of the Business Combination, converted on a one-for-one basis into common stock. The Founders Shares were distributed to the members of the Sponsor.

“IPO underwriters” means Jefferies LLC and EarlyBirdCapital, Inc.

“Ittella Parent” means Myjojo, Inc., a Delaware corporation.

“Merger Agreement” means the Merger Agreement, dated as of June 11, 2020, by and among Forum, Sprout Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Forum (“Merger Sub”), Ittella Parent and Salvatore Galletti, in his capacity as the holder representative, as amended by the First Amendment dated August 10, 2020. Copies of the Merger Agreement and First Amendment are available at https://www.sec.gov/Archives/edgar/data/1741231/000121390020014888/ea122974ex2-1_forummerger2.htm and https://www.sec.gov/Archives/edgar/data/1741231/000121390020021451/ea125339ex2-1_forummer2.htm.

“Private Placement Warrants” means the warrants included in the private placement units issued in the concurrent private placement at the time of the IPO, with each warrant entitling its holder to purchase one share of common stock at a price of $11.50 per share, in accordance with its terms.

“Sales Agreement” means that ATM Equity OfferingSM Sales Agreement, dated June 16, 2021, among the Company, UMB and BofA.

“Selling Securityholders” means the selling securityholders named in this prospectus.

“Sponsor” means Forum Investors II, LLC.

“UMB” means UMB Capital Corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other materials we have filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate” and similar expressions, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends and prospects in the markets and industries in which we operate, business prospects and strategies and anticipated financial position, liquidity and capital needs. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements reflect our judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although we believe that the estimates and projections reflected in any forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

●	our ability to maintain the listing of our common stock on Nasdaq;

●	our ability to raise financing in the future;

●	our ability to successfully acquire and integrate new operations;

●	market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

●	our ability to obtain raw materials on a timely basis or in quantities sufficient to meet the demand for its products;

●	our ability to grow and our customer base;

●	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

●	our expectations regarding future expenditures;

●	our ability to attract and retain qualified employees and key personnel;

●	our ability to retain relationship with third party suppliers;

●	our ability to compete effectively in the competitive packaged food industry;

●	our ability to protect and enhance our corporate reputation and brand;

●	the impact of future regulatory, judicial, and legislative changes in our industry;

●	our ability to address other factors detailed herein under the section entitled “Risk Factors”.

We believe these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We are not under any obligation, and we do not intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the discussions under “Risk Factors.” In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-38615. Such documents, reports and information are also available on our website: ir.tattooedchef.com. That website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

We have filed a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of our common stock being offered by this prospectus. This prospectus is a part of the post-effective amendment, but does not contain all of the information included in the post-effective amendment or the exhibits thereto. You should refer to the registration statement, including its amendments, supplements, exhibits and schedules, for further information about us and our common stock. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, is qualified in all respects by reference to the relevant exhibit.

The SEC allows issuers to “incorporate by reference” the information filed with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits included with such Items, until the termination of the offering under this prospectus. The following documents are incorporated herein by reference:

1.	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 19, 2021;

2.	the portions of the Definitive Proxy Statement filed on April 16, 2021, incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

3.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 18, 2021;

4.	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 16, 2021; and

5.	our Current Reports on Form 8-K filed on January 14, 2021, February 23, 2021, April 16, 2021, May 4, 2021, May 18, 2021, June 7, 2021, September 14, 2021, and October 26, 2021.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus (other than exhibits to any such document not specifically described above) by oral request or by written request at the following address:

Tattooed Chef, Inc.

6305 Alondra Boulevard

Paramount, California 90723

Telephone: (562) 602-0822

Attn: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. We have not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

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ABOUT TATTOOED CHEF, INC.

Tattooed Chef, Inc. (Nasdaq: TTCF) is a Delaware corporation offering a broad portfolio of innovative frozen foods. We supply plant-based products to leading retailers in the United States, with signature products such as ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower crust pizza. Our products are available both in private label and our “Tattooed Chef™” brand in the frozen food section of retail food stores.

We believe our innovative food offerings converge with consumer trends and demands for great-tasting, wholesome, plant-based foods made from sustainably sourced ingredients, including preferences for flexitarian, vegetarian, vegan, organic, and gluten-free lifestyles. Various industry studies indicate that consumers want healthier and more convenient food options. As of September 30, 2021, our products were sold in approximately 13,270 retail outlets in the United States. Our brand strategy is to introduce the attributes of a plant-based lifestyle to build a connection with a broad array of consumers that are seeking delicious, sustainably sourced, plant-based foods. Our diverse offering of plant-based meals includes certified organic, GMO-free, certified Kosher, gluten-free, as well as plant protein elements that we believe provide health conscious consumers an affordable, great tasting, clean label food option.

To capture this significant market opportunity, we focus on manufacturing, product innovation and distinctive flavor profiles that appeal to a broad range of consumers. We create and develop new products to address emerging market demands and food trends for healthy, plant-based foods. We also seek to create what we believe are unique meals and snacks by taking regular or “plain” versions of our products and integrating spices and flavors. We believe that our track record of delivering innovative food concepts in both branded and private label has strengthened and expanded relationships with our existing customers and as well as attracting new customers. As of September 30, 2021, we have approximately 150 plant-based food concepts and recipes that are under development.

We are led by our President and CEO, Salvatore “Sam” Galletti, who has over 35 years of experience in the food industry as both a manager and an investor, and Sarah Galletti, our Creative Director and the creator of the Tattooed Chef brand, who was instrumental in changing our focus to plant-based food products in 2017.

Our principal executive offices are located at 6305 Alondra Boulevard, Paramount, California 90723. Our telephone number is (562) 602-0822 and our website is www.tattooedchef.com. That website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

THE OFFERING

The Selling Securityholders named in this prospectus are offering on a resale basis a total of 39,296,816 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to 129,035 shares of common stock.

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 39,296,816 shares of common stock and warrants to purchase 129,035 shares of common stock, which includes:

● up to 2,503,539 Founders Shares issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members;

● up to 129,035 Private Placement Warrants to purchase shares of common stock issuable upon exercise of the Private Placement Warrants issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members;

● up to 129,035 shares of common stock issuable upon exercise of the Private Placement Warrants;

● up to 775,000 shares of common stock issued to principals of the Company’s financial advisor; and

● up to 35,889,242 shares of common stock held by other Selling Securityholders of the Company.

Shares outstanding before the offering	As of October 19, 2021, there were 81,982,392 shares of common stock issued and outstanding.

Shares outstanding after the offering	82,111,427 shares of common stock (assuming the exercise for cash of warrants to purchase 129,035 shares of common stock).

Use of proceeds	We will not receive any of the proceeds from the sale of the warrants or shares of common stock by the Selling Securityholders except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page 3 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus.

Exchange Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “TTCF”.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Any proceeds received by us from the exercise of the Private Placement Warrants will be used for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. These proceeds represent the exercise prices for the Private Placement Warrants. Our management will have broad discretion over the use of proceeds from the exercise of the Private Placement Warrants.

There is no assurance that the holders of the Private Placement Warrants will elect to exercise any or all of the Private Placement Warrants. To the extent that the Private Placement Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Placement Warrants will decrease.

PLAN OF DISTRIBUTION

General

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the warrants or common stock offered by them will be the purchase price of the warrants or common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrants or shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the warrants or shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the warrants and shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

At-the-Market Offering

We and the selling stockholder, UMB, have entered into the Sales Agreement with BofA as our sales agent, pursuant to which UMB may offer and sell up to 2,000,000 shares of our common stock from time to time. The sales, if any, of shares of our common stock made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through Nasdaq or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed with the applicable sales agent. The sales agent may also sell shares of our common stock by any other method permitted by law.

UMB will designate the maximum amount of shares of our common stock to be sold through the sales agent on a daily basis or otherwise as UMB and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts to sell on UMB’s behalf all of the designated shares. UMB may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by it in any such instruction. UMB or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that UMB may sell hereby or if any shares will be sold.

UMB will pay the sales agent a commission of up to 3% of the gross sales price per share sold through it as UMB’s agent under the Sales Agreement. UMB has agreed to pay or reimburse certain of the expenses of the sales agent in an amount up to $25,000.

The sales agent will provide to UMB written confirmation following the close of trading on Nasdaq each day in which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds, the net proceeds to UMB (after deducting any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales) and the aggregate compensation payable by UMB to the sales agent.

Settlement for sales of shares will occur in return for payment of the net proceeds to UMB in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, UMB also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If UMB sells shares to the sales agent as principal, we and UMB will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

If we have reason to believe that shares of our common stock are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the sales agent and sales of shares pursuant to the Sales Agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by us, UMB or by the sales agent.

In connection with the sale of shares of our common stock on UMB’s behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We and UMB have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses of the at-the-market offering payable by UMB and us will be approximately $60,000.

The sales agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The sales agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.

In addition, in the ordinary course of its business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of October 19, 2021, there were 81,982,392 shares of common stock outstanding and no shares of preferred stock outstanding. There is no cumulative voting with respect to the election of directors.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Dividends

Holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class generally serving a term. Class II directors will serve until the next annual meeting of stockholders following the date of effectiveness of this prospectus, Class III directors will serve until the second annual meeting of stockholders following the date of effectiveness of this prospectus and Class I directors will serve until the third annual meeting of stockholders following the date of effectiveness of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Private Placement Warrants

The Private Placement Warrants are exercisable for cash by payment of a $11.50 per share exercise price, or on a cashless basis as described below.

We may redeem the Private Placement Warrants in whole, at a price of $0.01 per warrant within 30 days after a written notice of redemption, and if and only if, the reported last sale price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the holder. Notwithstanding the foregoing, so long as the Private Placement Warrants are held by the Sponsor or its permitted transferees, the Private Placement Warrants: (i) may be exercised for cash or on a cashless basis as described herein; and (ii) are not redeemable by us. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by us and exercisable by the holders as described above.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

Our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”) contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Authorized but Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Election of Directors, Removal of Directors and Vacancies

Our amended and restated certificate of incorporation provides that our Board will determine the number of directors who will serve on the Board. Under our amended and restated certificate of incorporation, our Board is divided into three classes designated as Class I, Class II and Class III. Class I directors initially serve for a term expiring at the first annual meeting of stockholders following the Closing. Class II and Class III directors initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on our Board.

Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

In addition, our amended and restated certificate of incorporation provides that any vacancy on our Board, including a vacancy that results from an increase in the number of directors or a vacancy resulting from death, resignation, disqualification, removal or other causes, may be filled only by a majority of the directors then in office, subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting our Board will shorten the term of any incumbent director.

Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that we will not engage in any “business combinations” (as defined in our amended and restated certificate of incorporation), at any point in time at which our Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in our amended and restated certificate of incorporation) for a three-year period after the time that such person became an interested stockholder unless:

●	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding shares of our voting stock which is not owned by the interested stockholder.

Under our amended and restated certificate of incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Our amended and restated certificate of incorporation expressly excludes certain of our stockholders with whom we entered into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in our amended and restated certificate of incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in our amended and restated certificate of incorporation could have an anti-takeover effect with respect to certain transactions which the Board does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting.

General Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the directors then holding office or the Chairman of the Board.

Amendment of Bylaws

The stockholders have the power to adopt, amend or repeal our bylaws with, in addition to any vote of the holders of any class or series of our stock required by law or by our amended and restated certificate of incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with our amended and restated bylaws and, at no time shall any action be taken by the stockholders by written consent or electronic transmission.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding any of the foregoing to the contrary, the provisions of Article VII of our amended and restated certificate of incorporation will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock or warrants being offered for resale by this prospectus, which consists of:

●	up to 2,503,539 Founders Shares issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members;

●	up to 129,035 Private Placement Warrants to purchase shares of common stock issued in a private placement to the Sponsor and subsequently distributed to the Sponsor’s members;

●	up to 129,035 shares of common stock issuable upon exercise of the Private Placement Warrants;

●	up to 775,000 shares of common stock issued to principals of our financial advisor pursuant to a contract entered into by us and those principals; and

●	up to 35,889,242 shares of common stock held by other Selling Securityholders.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock and warrants of each Selling Securityholder, the number of shares of common stock and number of warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 81,982,392 shares of common stock outstanding as of October 19, 2021.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned as of Oct. 19, 2021	Number Registered for Sale Hereby	Number Beneficially Owned After Offering(1)	Percent Owned After Offering(1)	Number Beneficially as of Oct. 19, 2021	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Salvatore Galletti(2)	31,420,522	30,761,275	4,935	*	—	—	—	—
Project Lily, LLC(2)	654,312	654,312	—	—	—	—	—	—
Stephanie Dieckmann(3)	500,000	500,000	—	—	—	—	—	—
Pizzo(4)	1,500,000	1,500,000	—	—	—	—	—	—
UMB Capital Corporation	1,173,655	1,173,655	—	—	—	—	—	—
Brian Cohn	20,812	20,812	—	—	—	—	—	—
Robert Green	21,626	21,626	—	—	—	—	—	—
Bruce E. Roberts(5)	5,203	5,203	—	—	2,081	2,081	—	—
Final Word Investments LLC	15,000	15,000	—	—	—	—	—	—
Boris Investment Trust(6)	2,181,400	2,181,400	—	—	34,685	34,685	—	—
D Hirsch TTEE Mustang Partners LLC 401K Plan	6,938	6,938	—	—	—	—	—	—
The Naxos Trust(7)	213,676	213,676	—	—	61,050	61,050	—	—
Jeffrey and Ann Nachbor(8)	30,812	30,812	—	—	—	—	—	—
The Lind Family Trust	7,808	7,808	—	—	—	—	—	—
The Neil Goldberg 1995 Irrevocable Trust	63,250	63,250	—	—	—	—	—	—
Peter A. Nussbaum	5,610	5,610	—	—	—	—	—	—
Katzman Family Trust u/a/d 5/20/2008(9)	17,180	17,180	—	—	8,672	8,672	—	—
Richard Katzman(10)	24,180	24,180	—	—	8,672	8,672	—	—
Steven Berns(11)	5,204	5,204	—	—	—	—	—	—
William Harrison(12)	480,000	480,000	—	—	—	—	—	—
Grant Garbers(12)	595,000	595,000	—	—	—	—	—	—
Ellis Wasson(13)	500,000	500,000	—	—	—	—	—	—
Geoffrey Garth(13)	250,000	250,000	—	—	—	—	—	—
Daniel Williamson(14)	259,930	250,000	9,930	*	—	—	—	—

*	Less than 1.0%

(1)	The securities registered for sale include the Founders Shares, shares held by other Selling Securityholders, the Private Placement Warrants, and the common stock underlying the Private Placement Warrants (together, the “Resale Securities”). We do not know when or in what amounts the Selling Securityholders will offer the Resale Securities for sale, if at all. The Selling Securityholders may sell any or all of the Resale Securities included in and offered by this prospectus. We cannot estimate the number of Resale Securities that will be held by the Selling Securityholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the Resale Securities will have been sold by the Selling Securityholders. The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 81,982,392 shares of common stock outstanding as of October 19, 2021, assuming the exercise of all currently outstanding warrants and the sale of all Resale Securities by the Selling Securityholders.

(2)	Shares beneficially owned by Salvatore Galletti includes the 654,312 shares held by Project Lily, LLC, over which Mr. Galletti has voting and investment power. Mr. Galletti disclaims ownership with respect to any of the shares held by Project Lily, LLC for which he would not otherwise be deemed to be a beneficial owner.

(3)	Ms. Dieckmann is the Company’s Chief Financial Officer, Chief Operating Officer, and Secretary.

(4)	Giuseppe Bardari owns 100% of Pizzo and has sole voting and investment power over the shares held by Pizzo. Mr. Bardari is the President of Ittella Italy.

(5)	Shares of common stock comprise 3,122 shares of common stock and 2,081 shares of common stock issuable upon exercise of an equal number of Private Placement Warrants.

(6)	Shares of common stock comprise 2,146,715 shares of common stock and 34,685 shares of common stock issuable upon exercise of an equal number of Private Placement Warrants. Mr. Boris is one of the beneficiaries of this trust. David Boris is a member of the board of directors of the Company.

(7)	Shares of common stock comprise 152,626 shares of common stock and 61,050 shares of common stock issuable upon exercise of an equal number of Private Placement Warrants.

(8)	Mr. Nachbor was a director of Forum prior to the Closing.

(9)	Shares of common stock comprise 8,508 shares of common stock and 8,672 shares of common stock issuable upon exercise of an equal number of Private Placement Warrants. Richard Katzman is the grantor of this trust. Mr. Katzman was a director of Forum prior to the Closing and was Chairman of Forum’s Compensation Committee.

(10)	Shares of common stock comprise 15,508 shares of common stock and 8,672 shares of common stock issuable upon exercise of an equal number of Private Placement Warrants. Richard Katzman was a director of Forum prior to the Closing and was Chairman of Forum’s Compensation Committee.

(11)	Mr. Berns was a director of Forum before the Closing and was Chairman of Forum’s Audit Committee.

(12)	Includes 150,000 shares obtained from Salvatore Galletti in a private transaction.

(13)	Obtained from Salvatore Galletti in a private transaction.

(14)	Includes 250,000 shares obtained from Salvatore Galletti in a private transaction.

LEGAL MATTERS

The validity of the securities offered hereby were passed upon for us by Rutan & Tucker, LLP. BofA is being represented in connection with the at-the-market offering described in “Plan of Distribution” by Latham & Watkins LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Tattooed Chef, Inc. as of December 31, 2020 and 2019, and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP (“BDO”), an independent registered accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

39,296,816 Shares of Common Stock

129,035 Warrants to Purchase Common Stock

PROSPECTUS

November 4, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.